                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 33-47516) pertaining to the 1992 Incentive and Nonqualified Stock Option
Plan (the 1992 Plan) and options  granted to the  principals  of a joint venture partner of Lone Star Steakhouse & Saloon, Inc., the Registration Statement (Form
S-8 No.  33-75078)  pertaining to the 1992 Plan and 1992 Director's Stock Option
Plan  (the  Director's  Plan)  of Lone  Star  Steakhouse  &  Saloon,  Inc.,  the
Registration  Statement (Form S-8 No.  33-00280)  pertaining to the 1992 Plan of
Lone Star Steakhouse & Saloon,  Inc., and the  Registration  Statement (Form S-8
No. 333-97271)  pertaining to the 1992 Plan and the Director's Plan of Lone Star
Steakhouse & Saloon,  Inc., of our report dated February 20, 2004,  with respect to the consolidated  financial statements of Lone Star Steakhouse & Saloon, Inc.
included in this Annual Report (Form 10-K) for the year ended December 30, 2003.

                                    /s/ Ernst & Young LLP

Kansas City, Missouri
March 5, 2004